UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 20, 2025
Date of Report (Date of Earliest Event Reported)

DIAMONDBACK ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Texas Ave.
Suite 100
Midland, Texas 79701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (432) 221-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2025, Diamondback Energy, Inc. (the “Company” or “Diamondback”) completed its previously announced underwritten public offering (the “Notes Offering”) of $1,200,000,000 aggregate principal amount of its 5.550% Senior Notes due 2035 (the “Notes”).

The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (No. 333-268495), filed with the Securities and Exchange Commission (the “SEC”) and automatically effective on November 21, 2022 (the “Shelf Registration Statement”).  The terms of the Notes are further described in the Company’s prospectus supplement dated March 6, 2025, as filed with the SEC under Rule 424(b)(2) of the Act on March 10, 2025 (the “Prospectus”).

On March 20, 2025, the Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of December 13, 2022, between the Company and Computershare Trust Company, National Association (the “Trustee”), as trustee, as supplemented by the Third Supplemental Indenture, dated as of March 20, 2025 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, as the issuer, Diamondback E&P LLC, as the subsidiary guarantor (“E&P”), and the Trustee, setting forth specific terms applicable to the Notes.

The Notes and E&P’s guarantee thereof are the Company’s and E&P’s respective senior unsecured obligations and rank equally in right of payment with all of the Company’s and E&P’s respective existing and future senior indebtedness, including the Company’s outstanding senior notes and E&P’s guarantees thereof and all of E&P’s obligations under its revolving credit facility with Wells Fargo Bank, National Association, as administrative agent, under its term loan facility with Citibank, N.A., as administrative agent and the respective lenders party thereto and (if obtained and funded) under its proposed term loan facility with Bank of America, N.A., as administrative agent and the respective lenders party thereto and the Company’s respective guarantees thereof, and senior in right of payment to any of the Company’s and E&P’s future indebtedness that is expressly subordinated in right of payment to the Notes and E&P’s guarantees thereof, respectively.

The Company may optionally redeem the Notes in whole or in part at any time prior to January 1, 2035 (the “Par Call Date”) at a redemption price calculated in a manner set forth in the Indenture.  On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to but not including the redemption date.

The Indenture contains customary terms and covenants, including limitations on the Company’s ability and the ability of certain of its subsidiaries to incur liens securing funded indebtedness and on the Company’s ability to consolidate or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to, any person.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Third Supplemental Indenture, which are set forth as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

Legal Opinion Relating to the Notes

In connection with closing of the Notes Offering, the Company is filing a legal opinion regarding the legality of the Notes issued in the Notes Offering, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of December 13, 2022, between Diamondback Energy, Inc. and Computershare Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on December 13, 2022).

4.2
Third Supplemental Indenture, dated as of March 20, 2025, by and among Diamondback Energy, Inc., Diamondback E&P LLC and Computershare Trust Company, National Association, as Trustee (including the form of the Notes).

5.1	Opinion of Counsel.
23.1	Consent of Counsel (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	March 20, 2025
		By:	/s/ Jere Thompson
		Name:	Jere Thompson
		Title:	Executive Vice President and Chief Financial Officer